UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4321638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Change in Registrant’s Certifying Accountant

(a) On June 13, 2019 the Board of Directors of Zander Therapeutics, Inc. (the “Registrant” or the “Company”) approved of the dismissal of Prager Metis CPA’s LLP (“Prager”) as the Registrant’s independent registered public accounting firm.

(b) Since April 8, 2019 (the date on which Prager has been engaged as the Registrant’s independent registered public accounting firm) Prager reviewed only one quarter’s interim financial statements of the Registrant and has conducted no audit of the Registrant’s financial statements.

(c) During the Company's two most recent fiscal years and the subsequent interim periods thereto, and in connection with the audit of the Company's financial statements for such periods, there were no disagreements between the Company and Prager on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Prager, would have caused Prager to make reference to the subject matter of such disagreements in connection with its audit reports on the Company's financial statements.

(d) The Company provided Prager with a copy of this disclosure set forth under this Item 4.01 and has requested Prager to furnish a letter addressed to the Securities & Exchange Commission stating whether or not Prager agrees with the above statements. A copy of this letter from Prager is attached hereto as Exhibit 16.1.

(b) On June 13, 2019, the Board of Directors of the Registrant, acting as the Registrant's Audit Committee, approved the engagement of BF Borgers CPA PC (“Borgers”) as its independent auditor. On same date, the accounting firm of Borgers was engaged as the Registrant's new independent registered public accounting firm.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
16.1	Letter to Securities and Exchange Commission from Prager Metis CPA’s LLP

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: June 18, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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